As filed with the Securities and Exchange Commission on March 23, 2022

Registration No. 333-263708

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEAM, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-1765729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13131 Dairy Ashford, Suite 600 Sugar Land, Texas	77478
(Address of Principal Executive Offices)	(Zip Code)

André C. Bouchard

Executive Vice President, Chief Legal Officer & Secretary

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Name and address of agent for service)

(281) 331-6154

(Telephone number, including area code, of agent for service)

With Copy to:

Matthew R. Pacey, P.C.

Bryan D. Flannery

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Tel: (713) 836-3600

Fax: (713) 836-3601

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-263708) (the “Registration Statement”) is being filed solely for the purpose of including the delaying amendment language set forth on the cover page hereto. This Pre-Effective Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and, accordingly, such prospectus has not been included herein. This Pre-Effective Amendment No. 1 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee	$2,527.18
Legal fees and expenses	—	†
Accounting fees and expenses	—	†
Printing and engraving expenses	—	†
Trustee’s fees and expenses	—	†
Miscellaneous	—	†

Total	$2,527.18

†	Omitted because estimates are not currently available. The expenses of any offering will be set forth in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Charter provides that directors and officers may be indemnified to the fullest extent permitted by the applicable provisions of the DGCL. The Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that he or she is or was a director or officer of the Company, against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that with some exceptions, we shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized in the first instance by the Board of Directors of the Company. The right to indemnification includes the right to be paid by us the expenses incurred in defending any such proceeding in advance of its final disposition.

As permitted by Section 102(b)(7) of the DGCL, the Charter provides that, to the fullest extent permitted by the DGCL, directors of the Company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Charter provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will automatically be deemed eliminated and limited to the fullest extent permitted by the DGCL as so amended.

Item 16. Exhibits

4.1	Amended and Restated Certificate of Incorporation of Team, Inc. (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed with the SEC on December 2, 2011 and incorporated herein by reference).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Team, Inc., dated October 24, 2013 (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed with the SEC on October 25, 2013 and incorporated herein by reference).

4.3	Amended and Restated Bylaws of Team, Inc. (filed as Exhibit 3.3 to Team, Inc.’s Annual Report on Form 10-K for year ended December 31, 2017 (File No. 001-08604) filed with the SEC on March 15, 2018 and incorporated herein by reference).

4.4	Certificate representing shares of common stock of Team, Inc. (filed as Exhibit 4(1) to Team, Inc.’s Registration Statement on Form S-1 (File No. 2-68928) and incorporated herein by reference). (P)

4.5	Indenture, dated July 31, 2017, by and between Team, Inc. and Branch Banking and Trust Company, as trustee, relating to Team, Inc.’s 5.00% Convertible Senior Notes Due 2023 (filed as Exhibit 4.1 to Team, Inc.’s Current Report on Form 8-K filed on July 31, 2017, incorporated herein by reference).

4.6	Form of Common Stock Purchase Warrant No. 1, dated December 18, 2020, between Team, Inc. and APSC Holdco II, L.P. (filed as Exhibit 4.1 to Team, Inc.’s Current Report on Form 8-K filed on December 21, 2020, incorporated herein by reference).

4.7	Form of Amended & Restated Common Stock Purchase Warrant No. 1, dated December 8, 2021, between the Company and APSC Holdco II, L.P. (filed as Exhibit 4.1 to Team, Inc.’s Current Report on Form 8-K filed on December 10, 2021, incorporated by reference herein).

4.8	Form of Common Stock Purchase Warrant No. 2, dated December 8, 2021, between the Company and Corre Opportunities Qualified Master Fund, LP (filed as Exhibit 4.2 to Team, Inc.’s Current Report on Form 8-K filed on December 10, 2021, incorporated herein by reference).

4.9	Form of Common Stock Purchase Warrant No. 3, dated December 8, 2021, between the Company and Corre Horizon Fund, LP (filed as Exhibit 4.3 to Team, Inc.’s Current Report on Form 8-K filed on December 10, 2021, incorporated herein by reference).

4.10	Form of Common Stock Purchase Warrant No. 4, dated December 8, 2021, between the Company and Corre Horizon II Fund, LP (filed as Exhibit 4.4 to Team, Inc.’s Current Report on Form 8-K filed on December 10, 2021, incorporated herein by reference).

4.11	Registration Rights and Lock-Up Agreement, dated December 18, 2020, by and between Team, Inc. and APSC Holdco II, L.P. (filed as Exhibit 4.2 to Team, Inc.’s Current Report on Form 8-K filed on December 21, 2020, incorporated herein by reference).

4.12	Amended and Restated Registration Rights Agreement, dated December 8, 2021, by and between the Company, APSC Holdco II, L.P., Corre Opportunities Qualifies Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP. (filed as Exhibit 4.5 to Team, Inc.’s Current Report on Form 8-K filed on December 10, 2021, incorporated herein by reference).

4.13	Second Amended and Restated Registration Rights Agreement, dated February 11, 2022, by and between the Company, APSC Holdco II, L.P., Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP. (filed as Exhibit 4.1 to Team, Inc.’s Current Report on Form 8-K filed on February 15, 2022, incorporated herein by reference).

4.14	Team, Inc. Waiver of Anti-Dilution Adjustments and Cash Transaction Exercise, dated February 11, 2022, by and between the Company and APSC Holdco II, L.P. (filed as Exhibit 4.2 to Team, Inc.’s Current Report on Form 8-K filed on February 15, 2022, incorporated herein by reference).

4.15	Team, Inc. Waiver of Anti-Dilution Adjustments and Cash Transaction Exercise, dated February 11, 2022, by and between the Company, Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP (filed as Exhibit 4.3 to Team, Inc.’s Current Report on Form 8-K filed on February 15, 2022, incorporated herein by reference).

4.16	Certificate of Designations of Series A Preferred Stock of Team, Inc., as filed with the Secretary of State of the Delaware on February 2, 2022 (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K filed on February 2, 2022, incorporated herein by reference).

4.17	Section 382 Rights Agreement, dated as of February 2, 2022, between Team, Inc. and Computershare Trust Company, N.A., as Rights Agent (filed as Exhibit 4.1 to Team, Inc.’s Current Report on Form 8-K filed on February 2, 2022, incorporated herein by reference).

5.1*	Opinion of Kirkland & Ellis LLP.

10.1	Team Loan Credit Agreement, dated as of December 18, 2020, among Team, Inc., as Borrower, the lenders from time to time party thereto, and Atlantic Park Strategic Capital Fund, L.P., as agent (filed as Exhibit 10.2 to Team, Inc.’s Current Report on Form 8-K filed on December 21, 2020, incorporated herein by reference).

10.2*	Amendment No. 1 to Term Loan Credit Agreement, dated October 19, 2021, among Team, Inc., as Borrower, the financial institutions party thereto and Atlantic Park Strategic Capital Fund, L.P., as agent.

10.3	Amendment No. 2 to Term Loan Credit Agreement, dated October 29, 2021, among Team, Inc., as Borrower, the financial institutions party thereto and Atlantic Park Strategic Capital Fund, L.P., as agent (filed as Exhibit 10.1 to Team, Inc.’s Current Report on Form 8-K filed on November 5, 2021, incorporated herein by reference).

10.4	Amendment No. 3 to Term Loan Credit Agreement, dated November 8, 2021, among Team, Inc., as Borrower, the financial institutions party thereto and Atlantic Park Strategic Capital Fund, L.P., as agent (filed as Exhibit 10.2 to Team, Inc.’s Current Report on Form 8-K filed on November 12, 2021, incorporated herein by reference).

10.5	Amendment No. 4 to Term Loan Credit Agreement, dated December 2, 2021, among Team, Inc., as Borrower, the financial institutions party thereto and Atlantic Park Strategic Capital Fund, L.P., as agent (filed as Exhibit 10.2 to Team, Inc.’s Current Report on Form 8-K filed on December 6, 2021, incorporated herein by reference).

10.6	Amendment No. 5 to Term Loan Credit Agreement, dated December 7, 2021, among Team, Inc., as Borrower, the financial institutions party thereto and Atlantic Park Strategic Capital Fund, L.P., as agent (filed as Exhibit 10.3 to Team, Inc.’s Current Report on Form 8-K filed on December 10, 2021, incorporated herein by reference).

10.7	Amendment No. 6 to Term Loan Credit Agreement, dated February 11, 2022, among Team, Inc., as Borrower, the financial institutions party thereto and Atlantic Park Strategic Capital Fund, L.P., as Agent (filed as Exhibit 10.3 to Team, Inc.’s Current Report on Form 8-K filed on February 15, 2022, incorporated herein by reference).

10.8	Subordinated Term Loan Agreement dated November 9, 2021, by and among the lenders from time to time party thereto, and Corre Credit Fund, LLC, as agent (filed as Exhibit 10.1 to Team, Inc.’s Current Report on Form 8-K filed on November 12, 2021, incorporated herein by reference).

10.9	Amendment No. 1 to Subordinated Term Loan Agreement, dated December 6, 2021, by and among the Company, the lenders party thereto, and Corre Credit Fund, LLC, as agent (filed as Exhibit 10.1 to Team, Inc.’s Current Report on Form 8-K filed on December 6, 2021, incorporated herein by reference).

10.10	Amendment No. 2 to Subordinated Term Loan Agreement, dated December 6, 2021, by and among the Company, the lenders party thereto, and Corre Credit Fund, LLC, as agent (filed as Exhibit 10.1 to Team, Inc.’s Current Report on Form 8-K filed on December 10, 2021, incorporated herein by reference).

10.11	Amendment No. 3 to Subordinated Term Loan Agreement, dated December 7, 2021, by and among the Company, the lenders party thereto, and Corre Credit Fund, LLC, as agent (filed as Exhibit 10.2 to Team, Inc.’s Current Report on Form 8-K filed on December 10, 2021, incorporated herein by reference).

10.12	Resignation, Consent and Appointment Agreement and Amendment No. 4 to Subordinated Term Loan Credit Agreement, dated December 8, 2021, by and among the Company, lenders party thereto, Corre Credit Fund, LLC, as Existing Agent, Cantor Fitzgerald Securities, as Successor Agent, and other guarantors party thereto (filed as Exhibit 10.5 to Team, Inc.’s Current Report on Form 8-K filed on December 10, 2021, incorporated herein by reference).

10.13	Amendment No. 5 to Subordinated Term Loan Agreement, dated February 11, 2022, by and among the Company, the lenders party thereto, and Cantor Fitzgerald Securities, as Agent (filed as Exhibit 10.2 to Team, Inc.’s Current Report on Form 8-K filed on February 15, 2022, incorporated herein by reference).

10.14	Subscription Agreement, dated February 11, 2022, by and between the Company, Corre Opportunities Qualified Master Fund, LP, Corre Horizon Fund, LP and Corre Horizon II Fund, LP (filed as Exhibit 10.4 to Team, Inc.’s Current Report on Form 8-K filed on February 15, 2022, incorporated herein by reference).

10.15	Credit Agreement, dated as of February 11, 2022, among Team, Inc., as Borrower, the lenders from time to time party thereto, and Eclipse Business Capital, LLC, as Agent. (filed as Exhibit 10.1 to Team, Inc.’s Current Report on Form 8-K filed on February 15, 2022, incorporated herein by reference).

23.1*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney.

107*	Filing Fee Table.

*	Previously filed.

Item 17. Undertakings

(a) The Company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on March 23, 2022.

Team, Inc.

By:	/s/ Keith D. Tucker
Name:	Keith D. Tucker
Title:	Interim Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Keith D. Tucker Keith D. Tucker	Interim Chief Executive Officer (Principal Executive Officer)	March 23, 2022

* Matthew E. Kvarda	Interim Chief Financial Officer (Principal Financial Officer)	March 23, 2022

* Matthew E. Acosta	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 23, 2022

* Sylvia J. Kerrigan	Lead Director	March 23, 2022

* Michael Anderson	Director	March 23, 2022

* Jeffery G. Davis	Director	March 23, 2022

* Anthony R. Horton	Director	March 23, 2022

* Evan S. Lederman	Director	March 23, 2022

* Ted Stenger	Director	March 23, 2022

* Michael J. Caliel	Chairman	March 23, 2022

*By:	/s/ André C. Bouchard
André C. Bouchard
Attorney-in-Fact